Exhibit 3.30

DELAWARE

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SAMSON HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF JUNE, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SAMSON TEXAS HOLDINGS, INC.” TO “SAMSON HOLDINGS, INC.”, FILED THE SECOND DAY OF MARCH, A.D. 2006, AT 11:16 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SAMSON HOLDINGS, INC.”

Jeffrey W. Bullock, Secretary of State
Authentication: 7295635
Date: 05-12-09

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

▶	FIRST: The name of this Corporation is Samson Texas Holding, Inc.

▶	SECOND: Its Registered Office in the State of Delaware is to be located at Corporation Trust Center,

1209 Orange Street                                                          Street, in the City of                 Wilmington

County of   New Castle                                                          Zip Code       19801                         , The Registered Agent in Charge

thereof is   The Corporation Trust Company

▶	THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

▶	FOURTH: The amount of the total authorized capital stock of this corporation is

            Ten Thousand ------------------------------------------------------- Dollars (  $10,000.00                                               ) divided

into     10,000                                     shares, of                         one                          Dollars ($1.00                                         ) each

▶	FIFTH: The name and mailing address of the incorporator are as follows:

Name Annabel M. Jones

Mailing Address Samson Plaza, Two West Second Street

                    Tulsa, Oklahoma                                                                          Zip Code                     74103

▶	I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunder set my hand this 17th day of June , A.D. 1996

/s/ Annabel M. Jones
Annabel M. Jones

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF SAMSON TEXAS HOLDINGS, INC.

SAMSON TEXAS HOLDING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of

SAMSON TEXAS HOLDINGS, INC. be amended by

changing the First Article thereof so that, as amended, said

Article shall be and read as follows:

“First: The name of the Corporation is SAMSON

HOLDINGS, INC.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SAMSON TEXAS HOLDINGS, INC. has caused this certificate to be signed by Annabel M. Jones, its Assistant Secretary, this 1st day of March, 2006.

SAMSON TEXAS HOLDINGS, INC.

By	/s/ Annabel M. Jones
Annabel M. Jones
Assistant Secretary